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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024
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Analog Devices, Inc.
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way
Wilmington,	MA	01887
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2024, each of Dr. Anantha P. Chandrakasan and Mr. Kenton J. Sicchitano informed the Board of Directors (the “Board of Directors”) of Analog Devices, Inc. (the “Company”) that they had decided not to stand for re-election at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) to be held on March 13, 2024. Neither Dr. Chandrakasan’s nor Mr. Sicchitano’s decision not to stand for re-election involved any disagreement on any matter relating to the Company’s operations, policies or practices. Dr. Chandrakasan and Mr. Sicchitano will continue to serve as directors until the 2024 Annual Meeting. Dr. Chandrakasan is a member of the Audit Committee and the Corporate Development Committee and Mr. Sicchitano is a member of the Nominating and Corporate Governance Committee.

Item 8.01.    Other Events.

On January 16, 2024, the Board of Directors appointed Stephen M. Jennings as Lead Independent Director of the Board of Directors, effective immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 19, 2024	ANALOG DEVICES, INC.
		By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary